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                   [GRAY CARY WARE & FREIDENRICH LETTERHEAD]


                                                                 EXHIBIT 23.4




                                        November 3, 1997





The Board of Directors and Stockbrokers
SIBIA Neurosciences, Inc.
505 Coast Blvd. South
Suite 300
La Jolla, CA 92037-4641

     Re:  Consent of Gray Cary Ware & Freidenrich, Patent Counsel
          -------------------------------------------------------


To Whom It May Concern:

     We consent to the reference to our firm under the caption "Expert" and to the use of our name wherever appearing in the Registration Statement (Form S-1) dated November 3, 1997) and related Prospectus of SIBIA Neurosciences, Inc. and any amendment thereto.

                                        Sincerely,

                                        GRAY CARY WARE & FREIDENRICH
                                        A Professional Corporation



                                        /s/  STEPHEN E. REITER

                                        Stephen E. Reiter

SER:mfd